UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395–2470

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 10, 2015, Recro Pharma, Inc. (the “Company”) entered into a Development, Manufacturing and Supply Agreement (the “Supply Agreement”) with Alkermes Pharma Ireland Limited (“APIL”), pursuant to which APIL will (i) provide clinical and, if elected by the Company, commercial supplies of meloxicam IV/IM, in finished or bulk form, as elected by the Company (“Meloxicam”), and (ii) provide development services with respect to the Chemistry, Manufacturing and Controls section of a New Drug Application for Meloxicam.

The Company acquired worldwide rights to Meloxicam from APIL in April 2015 pursuant to a Purchase and Sale Agreement (the “Purchase Agreement”) dated March 7, 2015, among the Company, its wholly-owned subsidiary, Recro Pharma LLC, APIL, Daravita Limited and Eagle Holdings USA, Inc.

Pursuant to the Supply Agreement, APIL will supply the Company with such quantities of Meloxicam as shall be reasonably required for the completion of clinical trials of Meloxicam, subject to a maximum of eight batches in any twelve-month period unless otherwise agreed by the parties. Prior to the initiation of Phase III clinical trials for Meloxicam, the Company may also elect to have APIL supply its commercial requirements of Meloxicam. During the term of the Supply Agreement, the Company will purchase its clinical and, if elected, commercial supplies of Meloxicam exclusively from APIL. Sterile fill-finish of Meloxicam will be completed by a third party fill-finish facility.

If the first commercial sale of Meloxicam occurs on or prior to December 31, 2020, the Supply Agreement will have an initial term expiring ten years following the date of such first commercial sale. The Supply Agreement will then automatically renew for successive one-year terms unless terminated by either party upon written notice at least 180 days prior to the expiration of the applicable term. If the first commercial sale of Meloxicam has not occurred by December 31, 2020, the Supply Agreement will expire on that date.

The Supply Agreement may be terminated earlier (i) by the Company upon 180 days’ written notice following the date of first generic entry; (ii) by either party upon twelve months’ written notice following the first anniversary of the approval of the new drug application for Meloxicam; (iii) by either party upon written notice to the other party in the event that the other party breaches a material provision of the Supply Agreement which is not cured within 30 days of written notice of such breach; and (iv) by APIL upon written notice in the event that the Company fails to pay material amounts more than 60 days overdue which are not paid within 30 days of written notice from APIL of such overdue amounts. In addition, the Supply Agreement will automatically terminate upon any reversion of the rights to Meloxicam under the Purchase Agreement.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Supply Agreement. A copy of the Supply Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2015

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
	Name:	Gerri A. Henwood
	Title:	Chief Executive Officer